As filed with the Securities and Exchange Commission on November 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Flextronics International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

36 Robinson Road #18-01, City House, Singapore 068877

(Address of Principal Executive Offices)

Registrant’s 1997 Employee Share Purchase Plan
(Full Title of the Plan)

Michael E. Marks

Chairman and Chief Executive Officer
Flextronics International Ltd.
36 Robinson Road #18-01
City House, Singapore 068877
(65) 6299-8888
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Timothy Stewart, Esq. Flextronics International Ltd. c/o Flextronics International USA, Inc. 2090 Fortune Drive San Jose, CA 95131	David K. Michaels, Esq. Cynthia E. Garabedian, Esq. Fenwick & West LLP Two Palo Alto Square Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed
Securities	to be	Offering Price	Maximum Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee

Ordinary Shares, S$0.01 par value	1,000,000 (1)	$7.09 (2)	$7,090,000.00	$653.00

(1)	Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this Registration Statement also relates to the shares registered under the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1997 (Registration No. 333-42255), January 21, 2000 (Registration No. 333-95189) and February 16, 2001 (Registration No. 333-55850). A total of 2,400,000 shares issuable under the 1997 Employee Share Purchase Plan have previously been registered under the Securities Act.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon $8.34, the average of the high and low sales prices reported on the Nasdaq National Market on November 13, 2002. This amount has been multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Registrant’s 1997 Employee Share Purchase Plan.

ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.02
EXHIBIT 5.01
EXHIBIT 23.03

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

          This registration statement on Form S-8 registers an aggregate of 1,000,000 additional ordinary shares, par value S$0.01 each, reserved for issuance upon exercise of share options granted under the Registrant’s 1997 Employee Share Purchase Plan, pursuant to the terms of such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1997 (Registration No. 333-42255), January 21, 2000 (Registration No. 333-95189) and February 16, 2001 (Registration No. 333-55850).

ITEM 8. EXHIBITS

		Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 1997 Employee Share Purchase Plan					X

4.03	Indenture dated as of October 15, 1997 between Registrant and State Street Bank and Trust Company of California, N.A., as trustee.	8-K	000-23354	10-22-97	10.1

4.04	U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.1

4.05	Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.2

4.06	Credit Agreement dated as of March 8, 2002 among Flextronics International Ltd., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issue of letters of credit.*	10-K	000-23354	05-03-02	4.04

4.07	Credit Agreement dated as of March 8, 2002 among Flextronics International USA, Inc., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issue of letters of credit.*	10-K	000-23354	05-03-02	4.05

5.01	Opinion of Allen & Gledhill					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Arthur Andersen LLP.**

23.03	Consent of Deloitte & Touche LLP					X

24.01	Power of Attorney (see page 2)					X

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Omitted in reliance on Rule 437a under the Securities Act of 1933.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of November, 2002.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Michael E. Marks Michael E. Marks Chairman of the Board, Chief Executive Officer and Authorized U.S. Representative

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks, Robert R.B. Dykes and Thomas J. Smach and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael E. Marks Michael E. Marks	Chairman of the Board, and Chief Executive Officer (principal executive officer)	November 20, 2002

/s/ Robert R.B. Dykes Robert R.B. Dykes	President, Systems Group and Chief Financial Officer (principal financial officer)	November 20, 2002

/s/ Thomas J. Smach Thomas J. Smach	Vice President, Finance (principal accounting officer)	November 20, 2002

/s/ Michael J. Moritz Michael J. Moritz	Director	November 20, 2002

/s/ Richard L. Sharp Richard L. Sharp	Director	November 20, 2002

Patrick Foley	Director

/s/ Goh Thiam Poh Tommie Goh Thiam Poh Tommie	Director	November 20, 2002

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EXHIBIT INDEX

		Incorporated By Reference

Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith

4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 1997 Employee Share Purchase Plan					X

4.03	Indenture dated as of October 15, 1997 between Registrant and State Street Bank and Trust Company of California, N.A., as trustee.	8-K	000-23354	10-22-97	10.1

4.04	U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.1

4.05	Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee.	10-Q	000-23354	08-14-00	4.2

4.06	Credit Agreement dated as of March 8, 2002 among Flextronics International Ltd., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issue of letters of credit.*	10-K	000-23354	05-03-02	4.04

4.07	Credit Agreement dated as of March 8, 2002 among Flextronics International USA, Inc., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, ABN AMRO Bank N.V. and Fleet National Bank, as co-lead arrangers, Deutsche Banc Alex. Brown Inc., Bank of America, N.A., Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova Scotia, as senior managing agent, BNP Paribas and Credit Suisse First Boston, as managing agents, and Fleet National Bank, as the issue of letters of credit.*	10-K	000-23354	05-03-02	4.05

5.01	Opinion of Allen & Gledhill					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Arthur Andersen LLP.**

23.03	Consent of Deloitte & Touche LLP					X

24.01	Power of Attorney (see page 2)					X

*	Certain schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Omitted in reliance on Rule 437a under the Securities Act of 1933.

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